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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF ILLUMINET HOLDINGS, INC.

                                Illuminet, Inc.

                              U.S.I. Gateway, Inc.

                          U.S. Intelco Wireless, Inc.